                                                                    EXHIBIT 21.1


              MONARCH DENTAL CORPORATION AND AFFILIATES

Monarch Dental Corporation
Partners Dental Corporation
Monarch Dental Associates, L.P.
Monarch Dental Associates (Houston), L.P.
Monarch Dental Management, Inc.
Modern Dental Professionals, P.C.
Midwest Dental Care, Mondovi, Inc.
Midwest Dental Care, Sheboygan, Inc.
Midwest Dental Management, Inc.
Monarch Dental Associates (Arkansas), Inc.
Modern Dental Professionals - Girlinghouse, P.A.
Modern Dental Professionals - St. Raymond (a Professional Dental Corporation) Monarch Dental Associates (Indiana), Inc.
Drs. Johnson, Terry and Associates, L.P.
Modern Dental Professionals - Indiana, P.C.
Dental Alliance, Inc.
Dental Providers Alliance, Inc.
DCI / Wood Joint Venture
Three Peaks Dental Management, Inc.
Modern Dental Professionals - Colorado, P.C.
Monarch Dental (Press) Associates, L.P.
Monarch Dental Associates (Midland/Odessa), L.P.
Managed Dental Care Centers, Inc.
Dental Care One (Monarch), Inc.
Monarch Dental Associates (Abilene), L.P.
Monarch Dental Associates (Utah), Inc.
Monarch Dental Associates (Arizona), L.L.C.
Modern Dental Professionals - Utah, P.C.
Modern Dental Professionals - New Mexico, P.C.
Modern Dental Professionals - Arizona, P.C.
Modern Dental Professionals - Sternberg, Inc.
Valley Forge Dental Associates, Inc.
VFD of Pennsylvania, Inc.
Monarch Dental Associates (Cleveland), Inc.
Precise Dental Lab, Inc.
VFD of Georgia, Inc.
VFD of Pittsburgh, Inc.
Pro Dent, Inc.
VFD Realty, Inc.
Valley Forge Dental of Florida, P.A.
Western Dental Associates, P.C.
Nancy J. Magone, D.M.D., P.C.
Witkin Dentistry, P.C.
Horizon Dental Group International, Inc. - Mark B. Sternberg, D.D.S.
John E. Tiano, D.D.S., P.C.
Kenneth Tralongo, D.D.S. and Associates, P.C.
Dworkin and Clemens, D.D.S.
George E. Frattali, D.D.S. & Associates, Ltd.
George E. Frattali, D.D.S. & Associates, P.A.
Village at Newtown Dentists, P.C.
Modern Dental Professionals - New Jersey, P.A.
Modern Dental Professionals - Minnesota,  P.C.